UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 17, 2013

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

The information in this report furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1 and 99.2 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Items 2.02 and 7.01 of this report.

On October 17, 2013, Advanced Micro Devices, Inc. (the “Company”) announced its financial position and results of operations as of and for its fiscal quarter ended September 28, 2013 in a press release that is attached hereto as Exhibit 99.1. Attached hereto as Exhibit 99.2 is financial information and commentary by Devinder Kumar, Senior Vice President and Chief Financial Officer of the Company, regarding the Company’s fiscal quarter ended September 28, 2013.

To supplement the Company’s financial results presented on a U.S. GAAP (“GAAP”) basis, the Company’s earnings release contains non-GAAP financial measures, including non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share, Adjusted EBITDA, and non-GAAP free cash flow. The Company believes that this non-GAAP presentation makes it easier for investors to compare current and historical periods’ operating results and that it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

To derive non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per share for the Company for all periods presented, the Company excluded the amortization of acquired intangible assets and restructuring and other special charges (gains), net.

Specifically, these non-GAAP financial measures reflect adjustments based on the following:

Amortization of acquired intangible assets: Amortization of acquired intangible assets represents amortization expenses of acquired identifiable intangible assets in connection with the Company’s acquisitions of ATI Technologies and SeaMicro, Inc. The Company excluded this item from the Company’s GAAP operating expenses, GAAP operating income (loss), GAAP net income (loss) and GAAP earnings (loss) per share for all periods presented because these expenses are not indicative of ongoing operating performance.

Restructuring and other special charges (gains), net: Restructuring and other special charges (gains), net, recorded in the third fiscal quarter of 2013 primarily consisted of gains associated with real estate transactions related to the Company’s facilities in Singapore and Austin, Texas. The net gains primarily represented the difference between the sales proceeds and the carrying values of the properties sold. Restructuring and other special charges (gains), net, recorded in the second fiscal quarter of 2013 primarily consisted of costs the Company incurred from the exit of a portion of the Company’s facility in Sunnyvale, California, partially offset by the release of employee severance costs that were either (i) estimated at the time of the employees’ separation and subsequently settled, or (ii) attributable to the subsequent retention of the employees due to changes in the business environment. During the third fiscal quarter of 2012, the Company incurred restructuring charges primarily related to severance and the continuation of certain employee benefits related to the termination of certain employees in the Company’s back-end manufacturing facility in Singapore. The Company excluded restructuring and other special charges (gains), net, from the Company’s GAAP operating expenses, GAAP operating income (loss), GAAP net income (loss) and GAAP earnings (loss) per share for all periods presented because they are not indicative of ongoing operating performance.

In addition to the above non-GAAP financial measures, the Company presented Adjusted EBITDA in the earnings release as a supplemental measure of its performance. The Company determines its Adjusted EBITDA by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, the Company also included the following adjustments for the applicable periods: for all periods presented, the Company also included an adjustment for restructuring and other special charges (gains), net; and for the nine months ended September 29, 2012, the Company also included adjustments for the limited waiver of exclusivity from GLOBALFOUNDRIES, a legal settlement with a third party and costs related to the acquisition of SeaMicro, Inc.

The Company calculates and communicates Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

The Company also presents non-GAAP free cash flow in the earnings release as a supplemental measure of its performance. Non-GAAP free cash flow for the Company was determined by adjusting GAAP net cash provided by (used in) operating activities for capital expenditures. The Company calculates and communicates non-GAAP free cash flow in the financial schedules because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities. The Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 17, 2013

99.2	CFO Commentary on Third Fiscal Quarter of 2013 Results

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2013	ADVANCED MICRO DEVICES, INC.

	By:	/s/ FAINA ROEDER
	Name:	Faina Roeder
	Title:	Assistant Secretary

Exhibit No.	Description

99.1	Press release dated October 17, 2013

99.2	CFO Commentary on Third Fiscal Quarter of 2013 Results